                               SUBLEASE AGREEMENT

            This Sublease Agreement is made as of the     day of December, 1997,
between Health Management Systems, Inc., a New York corporation, having its offices at 401 Park Avenue South, New York, New York 10016 ("Sublandlord"), and Shandwick USA, Inc., a Delaware corporation, having its offices at 405 Lexington Avenue, 16th Floor, New York, New York 10174 ("Subtenant").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Lease dated as of the 15th day of March, 1996 (hereinafter referred to as the "Master Lease") by and between 387 P.A.S. Enterprises, as Landlord (hereinafter referred to as "Master Landlord"), and Sublandlord as Tenant, Master Landlord leased to Sublandlord approximately 34,000 square feet of space, in the aggregate, consisting of the entire third and fourth floors (the "Sublet Premises") of the building located at 387 Park Avenue South, in the Borough of Manhattan, City, County and State of New York (the "Building") at a rent and subject to the terms and conditions set forth in the Master Lease; and

            WHEREAS, Subtenant desires to sublet the entire Sublet Premises from the Sublandlord upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

I. Use and Occupancy. The Subtenant represents that it is a general business corporation and shall use and occupy the Sublet Premises for general and executive offices or any other purposes permitted in the Master Lease.

I. Demise. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the entire Sublet Premises, together with the right to use the common facilities included in the

Building, building service fixtures and equipment serving the Sublet Premises. The Sublet Premises, consisting of the entire demised premises described in the Master Lease, are outlined on the floor plan attached hereto and made a part hereof as Exhibit A.

I. Condition of Sublet Premises. Subject to the provisions of this Sublease, Subtenant shall accept and Sublandlord shall deliver to Subtenant vacant possession of the Sublet Premises on the Commencement Date (hereinafter defined) in its "as is" condition existing on the date of this Sublease, without requiring any alterations, improvements, repairs or decorations to be made by Sublandlord, or at Sublandlord's expense, either at the time possession is given to Subtenant or during the entire term of this Sublease, and without representation, warranty or guaranty of any kind by Master Landlord or Sublandlord. In connection therewith, Subtenant represents that it has thoroughly examined the Building and the Sublet Premises.

I. Term and Termination. The term of this Sublease (the "Sublease Term") shall commence on the date (the "Commencement Date") which is the later to occur of
(i) January 1, 1998, or (ii) the Effective Date (hereinafter defined). The Sublease Term shall end on March 30, 2006 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions, limitations or other provisions of this Sublease, the Master Lease or pursuant to law. The term "Effective Date" shall be the date on which Sublandlord shall have delivered to Subtenant a copy of the requisite written consent of Master Landlord ("Master Landlord's Consent") to this Sublease. On the Effective Date, by its delivery of possession of the Sublet Premises to Subtenant, Sublandlord shall be deemed to have represented that its representations set forth in paragraph 9 hereof are true and correct as of such Effective Date. If for any reason whatsoever the Effective Date shall not have occurred on or prior to March 1, 1998, either party, at any time prior to the Effective Date, may terminate this Lease by delivery of a written notice to the other party.

I. The Rental.

            a. The Subtenant shall pay from and after the "Rent Commencement Date" (as hereinafter defined) to the

Sublandlord Base Rent, at the annual rate of: (i) $819,399.96 per annum during the period from the Commencement Date through December 31, 2001, payable in equal monthly installments of $68,283.33 each (plus annual operating cost increases as provided for in subparagraph 6(i) of this Sublease) based upon an annual rate of $24.10 per square foot on the area of the Sublet Premises; and
(ii) $853,400.00 per annum during the balance of the Sublease Term, commencing January 1, 2002, in equal monthly installments of $71,117.00 each (plus annual operating cost increases as provided for in subparagraph 6(i) of this Sublease) based upon an annual rate of $25.10 per square foot on the area of the Sublet Premises. If the Commencement Date is a day other than the first day of a calendar month, then the Subtenant shall pay upon the Commencement Date a portion of the Base Rent pro rated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs. Provided that the Subtenant is not in default beyond any applicable period of grace after notice, the Rent Commencement Date shall be defined as the first day following the third month anniversary of the Commencement Date.

            b. All other sums due and owing to Sublandlord as Additional Rent pursuant to this Sublease, including the provisions of the Master Lease that are herein incorporated by reference pursuant to paragraph 10 (the "Master Lease Provisions") shall be payable to Sublandlord as Additional Rent hereunder.

            c. All payments for the Rental shall be made in the manner and amount provided for in this Sublease and the Master Lease directly to the Sublandlord.

            d. All sums which Sublandlord is required to pay to Master Landlord or others as a consequence of any breach or default by Subtenant under the covenants, provisions, terms and conditions of the Master Lease Provisions on the part of the Subtenant to be performed or observed pursuant to the requirements of this Sublease.

I. Annual Operating Cost Increases and Tax Escalation. Subtenant shall be liable to pay the following sums due on account of increases in the real estate taxes and operating costs attributable to the Building as contemplated by Sections
1.04 and 5.01 of the Master Lease: (i) included in the Base Rent shall be 1.04% of the previous year's Base Rent for operating expenses commencing with the first anniversary of the Commencement Date; and (ii) Subtenants's proportionate share of the increase in real estate taxes for the entire Building over the Base Year (Subtenant's annual proportionate share of such increase shall be 16.67% of the increase in real estate taxes for the entire Building over the Base Year commencing with the real estate tax bill due and payable January 1, 1999 and continuing semi-annually throughout the Term). The Base Year shall be the calendar year beginning January 1, 1998 and ending December 31, 1998. Sublandlord shall send a copy of Sublandlord's Statement of Real Estate Tax or other increases for which Subtenant is responsible to Subtenant after receipt thereof from the Master Landlord.

I. Electricity. Subtenant shall be responsible for (i) the payment directly to the appropriate public utility of all Subtenant's electricity charges during the Sublease Term (which will be separately metered and directly billed to Subtenant); and (ii) the establishment (with the reasonable cooperation of Sublandlord) of Subtenants's own account with Consolidated Edison or any other applicable utility company.

I. Audiovisual Equipment and Furniture Rental. Subtenant hereby leases from Sublandlord the equipment and furniture listed on Exhibit B attached hereto and made a part hereof (the "Rental Equipment") throughout the Sublease Term at a fixed monthly rental of $8,418.37 (allocable $6,122.45 for furniture and $2,295.92 for the audio-visual equipment) payable on the first day of each calendar month beginning with the Commencement Date and continuing for the balance of the Sublease Term. Subtenant shall be responsible for the maintenance and repair of the Rental Equipment at its sole cost and expense. Subtenant has inspected the Rental Equipment and agrees to rent same in the condition existing at the time of such inspection (subject to normal use, wear and tear).

I. Representations and Covenants of Sublandlord. The Sublandlord represents to the Subtenant that:

            a. The Sublet Premises are the same premises referred to in a the Master Lease dated March 15, 1996 between Sublandlord and Master Landlord; a copy of the Master Lease and has been previously furnished to the Subtenant, and is attached hereto and made a part hereof as Exhibit C.

            b. There are no amendments to the Master Lease.

            c. The Master Lease is now in full force and effect and has the Fixed Expiration Date of March 31, 2006, subject to the renewal provisions of
Article 37 of the Master Lease.

            d. Sublandlord is not now in default in performance of any of Sublandlord's obligations under the Master Lease; nor has Sublandlord received any notice of default or claimed default from Master Landlord.

            e. The Sublandlord is the owner of the entire interest of Tenant under the Master Lease and has not in any way encumbered such interest or granted any other party the right to possess the Sublet Premises.

            f. The Sublandlord owns good and marketable title to the Rental Equipment.

            g. To the best of Sublandlord's knowledge, all construction work performed by Sublandlord to the Sublet Premises complies with all applicable federal, state and local laws.

            h. To the best of Sublandlord's knowledge, there are no hazardous or asbestos containing materials in the Sublet Premises.

            i. Sublandlord covenants and agrees with Subtenant that:

a) Sublandlord will not consent to any modification, amendment or termination of the Master Lease;

a) Provided that Subtenant hereunder performs its obligations hereunder, Sublandlord will perform its obligations under the Master Lease;

a) If Sublandlord shall receive any notice or writing from Master Landlord with respect to the Master Lease or the Sublet Premises, Sublandlord will furnish a copy of such notice or writing to Subtenant within three (3) business day of Sublandlord's receipt thereof in the manner provided in paragraph 25 hereunder.

a) Sublandlord will provide Subtenant with its pro rata share of listing in the directory located in the Building's lobby.

a) Subtenant shall have the right to place its corporate identity/signage within the 3rd and 4th floor elevator lobbies and on entrance doors, subject to the reasonable approval of Master Landlord.

a) If at any time Subtenant is advised that Sublandlord is in default of any of its obligations under the Master Lease, Subtenant, on notice to Sublandlord, shall have the right (but not the obligation) to remedy such default by Sublandlord and deduct the cost thereof (plus related costs and expenses) from Rental payments hereunder.

I. Master Lease.

A. Except as otherwise provided hereunder, as between the parties hereto, all of the terms, provisions, covenants and conditions of the Master Lease Provisions are incorporated herein by reference and hereby made a part of this Sublease. However, for purposes of such incorporation by reference, all references to Landlord and Tenant shall be deemed references to Sublandlord and Subtenant, respectively, all references to Health Management Systems, Inc. shall be deemed references to Shandwick USA, Inc., all references to Premises shall be deemed references to the Sublet Premises, all references to the term of the

Master Lease shall be deemed references to the Sublease Term and all references to Commencement Date shall be deemed to refer to the Commencement Date hereunder. Provided however, references in Section 34.01 to Tenant shall be deemed references to Sublandlord and Subtenant and references to Landlord shall be deemed references to Master Landlord. As between Sublandlord and Subtenant, the limitations of liability contained in Section 34.01 of the Master Lease shall not be applicable.

A. Subtenant shall be entitled to the same notice and cure periods as Sublandlord is afforded pursuant to the relevant Sections of the Master Lease, less (a) one (1) business day where the notice and cure period in the Master Lease is five (5) days or less, or (b) three (3) business days when the notice and cure period in the Master Lease is more than five (5) days.

A. Subtenant shall have all of the rights of the Tenant under the Master Lease as against Sublandlord and, as between the parties hereto, Sublandlord agrees to observe and perform all of the terms, covenants and conditions on Sublandlord's part to be observed and performed under the Master Lease Provisions, to the extent that they are not inconsistent with the provisions of this Sublease, as if Subtenant were the Tenant and Sublandlord were the Landlord.

A. Sublandlord shall have all the rights of the Master Landlord under the Master Lease as against Subtenant and, as between the parties hereto, Subtenant agrees to be bound by and to perform and comply with all the covenants, provisions, terms and conditions of the Master Lease Provisions, to the extent that they are not inconsistent with the provisions of this Sublease, as if Sublandlord were the Landlord and Subtenant were the Tenant under the Master Lease, excluding Sublandlord's covenants to pay rent, Additional Rent and other charges to the Landlord thereunder, subject to the following:

                  (i) The aggregate number of square feet of rentable space referred to in Section 1.02 of the Master Lease, for purposes of this Sublease, is "34,000".

                  (ii) The "Term" referred to in the Master lease, for purposes of this Sublease, is replaced with the Sublease Term set forth in paragraph 4 hereunder.

                  (iii) The "Base Rent" payment amount and schedule referred to in Section 1.04(a) of the Master Lease is replaced with the dates and amounts set forth in paragraph 5 of this Sublease and the schedule annexed hereto and made a part hereto as Exhibit D.

                  (iv) The "Additional Rent" referred to in Section 1.04(b) of the Master Lease shall be paid to Sublandlord in accordance with the amounts set forth in paragraph 6 of this Sublease.

                  (v) The "Initial Period" referred to in Section 1.05 of the Master Lease, for purposes of this Sublease is the first three months from the Commencement Date hereunder.

                  (vi) The per diem sum referred to in Section 1.07 of the Master Lease, for purposes of this Sublease, shall be computed based on the monthly Rental amounts set forth in paragraphs 5, 6 and 8 hereunder.

                  (vii) All references to or in connection with the term "Landlord's Work" referred to Article 3 and throughout the Master Lease, for purposes of this Sublease, are deleted and of no force and effect.

                  (viii) All references to or in connection with the term "Fourth Floor Delivery Date" referred to in Article 4 and throughout the Master Lease, for purposes of this Sublease, are deleted and of no force and effect.

                  (ix) Sections 3.01 and 3.03; Article 4; Sections 12.05(a), 12.05(b), 12.05(c), 12.05(d) and 12.05(e); and Articles 37 and 38 are deleted in their entirety and Subtenant shall have no rights or obligations thereunder, except as otherwise set forth in any portion of this Sublease.

                  (x) Exhibit B to the Master Lease is deleted in its entirety and replaced with Exhibit B to this Sublease.

                  (xi) The tax years referred to in Section 5.01(c) of the Master Lease, for purposes of determining the Base Taxes in this Sublease, shall mean the calendar year commencing January 1, 1998 and ending December 31, 1998.

I. Representations of Subtenant re: Master Lease. Subtenant represents to Sublandlord that Subtenant has read the Master Lease and is fully familiar with all of the terms and conditions therein; specifically, notwithstanding anything to the contrary contained in this Sublease, Subtenant acknowledges and agrees that:

            a. The effectiveness of this Sublease is subject to the consent of the Master Landlord and shall not be binding upon the parties until the Sublandlord receives written consent from the Master Landlord.

            b. Neither Sublandlord nor Master Landlord shall be held liable by the Subtenant for the failure of the Master Landlord to give its consent to the Sublease; provided that Sublandlord shall use it best efforts to obtain the Master Landlord's Consent.

I. Heating, Ventilation and Air Conditioning ("HVAC") Mechanical Systems. Sublandlord shall deliver the existing HVAC systems in "good working order". Maintenance of and repair of such systems shall be the responsibility of the Subtenant.

I. Insurance. Subtenant shall obtain and maintain all insurance types and coverage as specified in the Master Lease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Master Lease. All such policies of insurance shall name Master Landlord, Master Landlord's Managing Agent and Sublandlord as additional insureds thereunder.

I. Services, Repairs and Supplies.

            a. Subtenant shall be entitled to receive from the Master Landlord all of the services, repairs and supplies which Sublandlord is entitled to receive under the Master Lease.

            b. Notwithstanding anything to the contrary contained in paragraph 10 of this Sublease, Subtenant agrees to look solely to the Master Landlord for such services, repairs and supplies and to promptly pay Master Landlord or Sublandlord, as may be the case, for any such services, repairs or supplies which Master Landlord is not required to furnish under the Master Lease without a separate charge.

I. Place for Payments. All payments required to be made by the Subtenant herein shall be made to Sublandlord, at Sublandlord's office specified in paragraph 26 of this Sublease, Attention: Vincent C. Hartley, or at such other place as Sublandlord shall hereafter from time to time direct in writing.

II. Waiver of Rent. Sublandlord hereby waives payment of the first three months of the rent, subject to the execution and delivery of this Sublease and consent thereto by the Master Landlord. The waiver of rent includes Base Rent only and does not include amounts due for: (i) Additional Rent, (ii) Rental Equipment,
(iii) electricity, or (iv) any other charges. The waiver of rent is reflected in the payment schedule set forth in Exhibit D.

I. Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker other than Jones Lang Wootton, USA in connection with this Sublease, and that Sublandlord shall pay any brokerage fees which shall be due in connection therewith pursuant to a separate agreement. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party's breach of the foregoing representation and warranty.

I. Expansion Option. It is understood and agreed that any option to expand the Sublet Premises must be negotiated directly with the Master Landlord and Sublandlord makes no warranties or representations in connection therewith.

I. Avoidance of Default of Master Lease. Subtenant represents and agrees that it will neither do, suffer, nor permit anything to be done which would or reasonably could result in a default under the Master Lease Provisions.

I. Subtenant's Right to Participate in Enforcement Proceedings against Master Landlord. If the Master Landlord shall default in any of its obligations to Sublandlord with respect to the Sublet Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against the Master Landlord with respect to the Sublet Premises but, except as hereinafter expressly provided, Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublandlord's rights against Master Landlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action within five (5) business days for the enforcement of Sublandlord's rights against Master Landlord with respect to the Sublease Premises and Subtenant shall be barred from taking action directly against Master Landlord by reason of lack of privity of contract, Subtenant shall have the right to take such action in the name of Sublandlord, but at Subtenant's expense, and for that purpose, and only to such extent, Subtenant is hereby granted an irrevocable power of attorney to exercise all of the rights of Sublandlord under the Master Lease with respect to the Sublet Premises and such rights are hereby conferred upon Subtenant, on a case by case basis and upon written notice to Sublandlord in each case. If Sublandlord shall, with Subtenant's consent, take, participate or shall be requested by Subtenant to participate or assist in any action in the enforcement of Sublandlord's rights against the Master Landlord, Subtenant agrees to reimburse Sublandlord for all reasonable expenses incurred by Sublandlord in connection therewith including, without limitation, attorney's fees and disbursements. Subtenant hereby agrees to indemnify Sublandlord and hold it harmless from and against any and all damages, claims and liabilities to others resulting from any action or proceeding taken or instituted by Subtenant (or by Sublandlord at Subtenant's request) pursuant to this paragraph, whether or not Sublandlord joins in the same.

I. Subtenant's Work. In order to accommodate Subtenant's initial space needs, Subtenant may make the necessary changes, additions, alterations, repairs, replacements or improvement to the Sublet Premises (the "Subtenant's Work"). Subtenant's Work shall be performed in accordance with Section of the Master Lease and paragraph 20 of this Sublease.

I. Tenant Improvement Allowance. Provided that Subtenant is not in default of any terms of this Sublease beyond any applicable period of grace after notice, Subtenant shall be entitled to a credit of $140,000, to be applied against the Base Rent only, as a Tenant Improvement Allowance ("TI") for Subtenant's Work (whether or not Subtenant has expended same) credited against the first $140,000.00 due and payable by Subtenant to Sublandlord for Base Rent. The TI is reflected in the payment schedule set forth on Exhibit D.

I. Indemnities.

            a. Sublandlord does hereby agree to indemnify and save Subtenant harmless to the fullest extent permitted by applicable law from and against any and all costs, liabilities, expenses, defaults and/or claims (including legal costs and disbursements) that may arise or be in any way attributable to or occur as a consequence of:

                  (i) any acts or omissions of Sublandlord in connection with its use and occupancy of the Sublet Premises or the performance of its obligations under the Master Lease that shall have occurred on or prior to the Commencement Date; and/or

                  (ii) any default by Sublandlord in the performance of its obligations or in the accuracy of its representations, warranties and/or agreements contained in this Sublease Agreement and/or in the provisions of the Master Lease.

            b. Subtenant does hereby agree to indemnify and save Sublandlord harmless to the fullest extent permitted by applicable law from and against any and all costs, liabilities, expenses, defaults and/or claims

(including legal costs and disbursements) that may arise or be in any way attributable to or occur as a consequence of:

                  (i) any acts or omissions of Subtenant in connection with its use and occupancy of the Sublet Premises or the performance of its obligations under the Master Lease Provisions that shall have occurred during the Sublease Term; and/or

                  (ii) any default by Subtenant in the performance or observance of any of its representations, warranties and/or agreements herein set forth and/or otherwise entered into with Sublandlord.

I. Assigning and Subletting. Notwithstanding anything to the contrary in Article 8 of the Master Lease, as incorporated herein by reference, and this paragraph 24, Subtenant covenants and agrees that (a) neither this Sublease nor the terms hereof and leasehold hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, except as permitted by Article 8 of the Master Lease; (b) neither the Sublet Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Subtenant or an affiliate of Subtenant (provided that Subtenant guarantees the performance of such affiliate's obligations under this Sublease), or for any use or purpose other than as permitted hereunder, or be sublet or offered or advertised for subletting without the prior written consent of Sublandlord, in each instance, which consent shall not be unreasonably withheld, except as permitted by Article 8 of the Master Lease; and (c) in the event that any assignee or subtenant other than an approved affiliate of Subtenant pays to Subtenant any amounts in excess of the annual Base Rent set forth in this Sublease and Additional Rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Sublet Premises, Subtenant shall promptly pay 100% of said excess to Sublandlord as and when received by Subtenant.

I. Notices. All notices required or permitted hereunder shall be in writing and addressed as follows:

If to the
Master Landlord:        387 P.A.S. Enterprises
                        387 Park Avenue South
                        New York, New York 10022
                        Attention: John Fletcher, III
                        Phone: (212) 838-0211
                        Fax: (212) 755-7386

with a copy to:         Latham & Watkins
                        885 Third Avenue
                        New York, New York 10022
                        Attention: Richard L. Chadakoff, Esq.
                        Phone: (212) 906-1200
                        Fax: (212) 751-4864

If to Sublandlord:      Health Management Systems, Inc.
                        401 Park Avenue South
                        New York, New York 10016
                        Attention: Vincent C. Hartley
                        Phone: (212) 685-4545
                        Fax: (212) 889-8776

with a copy to:         Coleman & Rhine LLP
                        1120 Avenue of the Americas
                        New York, New York 10036
                        Attention: Bruce S. Coleman, Esq.
                        Phone: (212) 840-3330
                        Fax: (212) 840-3744

If to Subtenant:        Shandwick USA, Inc.
                        405 Lexington Avenue, 16th Floor
                        New York, New York 10174
                        Attention: Larry Kaplan
                        Phone: (212) 309-0609
                        Fax: (212) 983-6426

with a copy to:         Lane & Mittendorf LLP
                        320 Park Avenue
                        New York, New York 10022
                        Attention: Harvey Feldschreiber, Esq.
                        Phone: (212) 508-3286

                        Fax: (212) 421-2996

or to such other address and attention as any of the above shall notify the others in writing. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, if delivered to such address by hand, when so delivered, or if faxed upon receipt of a confirmatory report.

I. Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and enure to the benefit of the Sublandlord and its successors and assigns and the Subtenant and its permitted successors and assigns. No rights shall enure to the benefit of any assignee, subtenant or occupant unless the provisions of Article 8 of the Master Lease and paragraph 25 of this Sublease are complied with.

I. Miscellaneous. Neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, covenants, promises or statements whatsoever, except to the extent expressly set forth in this Sublease, or (with respect to covenants and promises only) in the Master Lease Provisions. All understandings and agreements, if any, heretofore had between the parties are merged into this Sublease, which alone fully and completely expresses the agreement of the parties. No surrender of possession of the Sublet Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder; unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly Base Rent or other Rental payments from anyone other than Subtenant or permitted assignee shall not in itself be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant from the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly Base Rent or Additional Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not in itself be deemed a waiver of such breach.

I. Quiet Enjoyment. So long as Subtenant is not in default (beyond any applicable notice and cure period) under this Sublease, its quiet enjoyment of the Sublet Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord.

I. Sublandlord's Consent. Whenever Sublandlord's consent is required under this Sublease, (a) Sublandlord's rejection of a request made by Subtenant shall not be deemed unreasonable, in any case, if such rejection is based on Master Landlord's rejection of such request, and (b) except as otherwise set forth herein, Sublandlord's consent shall not be unreasonably withheld or delayed. Where privity of contract is an issue, Sublandlord agrees to make any such request on Subtenant's behalf and provide Subtenant with the reasonable consent necessary to enforce Subtenant's rights and perform Subtenant's obligations under this Lease.

I. Security Deposit. Contemporaneously with the execution of this Sublease, Subtenant shall provide to Sublandlord a security deposit in the amount of Sixty-nine Thousand Seven Hundred Dollars ($69,700.00) (the "Security Deposit"). The Security Deposit shall be held by the Sublandlord in segregated interest bearing account in a financial institution located in New York City. Providing Subtenant is not in default beyond any applicable grace period, accrued interest on such Security Deposit shall be paid annually in arrears to Subtenant during the first calendar year commencing January 1, 1999. The Security Deposit shall secure Subtenant's performance of its obligations under this Sublease. In the event Subtenant is in default the interest will accrue for the benefit of the ultimate recipient. The Security Deposit is not an advance payment of rent or a measure or limit of Sublandlord's damages upon a default or an event of default.

I. End of Term. In addition to the terms and conditions set forth in Article 23 of the Master Lease, upon the expiration of this Sublease:

            a. Subtenant shall surrender to Sublandlord those items set forth in Exhibit B in good working order, subject only to reasonable, use, wear and tear.

            b. Subtenant shall remove all of its furniture, furnishings, trade fixtures and other movable property from the Sublet Premises, if required by the Master Lease; provided that Subtenant shall have no obligation to remove and/or restore the connecting door constructed by Sublandlord incident to the Tenant's Work described in the Master Lease.

            c. Unless otherwise consented to in writing by the Sublandlord, Subtenant shall, at its sole cost and expense, remove all structural alterations made incident to Subtenant's Work, if such removal shall be required pursuant to the Master Lease.

I. Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings described in the Master Lease.

I. Interpretation. In the event of any conflict or ambiguity between the terms and conditions of this Sublease and the Master Lease, the terms and condition of this Sublease shall control.

I. Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

I. Facsimile. This Sublease may be executed via facsimile copy with the original to be delivered to the other party within seven (7) days thereafter.

I. Severability. It is the intention of the parties that this Sublease shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereunder shall not render unenforceable, or impair, the remainder thereof. In the event any one or more of the provisions of this Sublease shall be deemed invalid or unenforceable, either in whole or in part, this Sublease shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable to the fullest extent permitted by law.

I. Conflicting Provisions. In the event of any conflict, inconsistency or ambiguity between the provisions of this Sublease and the Master Lease Provisions, as between the Sublandlord and the Subtenant provisions of this Sublease shall control.

            IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the date and year first set forth above.


                                    SUBLANDLORD:
                                    HEALTH MANAGEMENT SYSTEMS, INC.


                                    By: ____________________________
                                          Vincent C. Hartley
                                          Director of Administration


                                    SUBTENANT:
                                    SHANDWICK USA, INC.


                                    By: ____________________________
                                          Larry Kaplan
                                          Chief Executive Officer

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the       day of December, 1996, before me personally came Larry
Kaplan, to me known, who, being by me duly sworn, did depose and say that he resides at ; that he is the Chief Executive Officer of Shandwick USA, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                          ------------------------------
                                                  Notary Public

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the          day of December, 1996, before me personally came
Vincent C. Hartley, to me known, who, being by me duly sworn, did depose and say that he resides at ; that he is the Director of Administration of Health Management Systems, Inc., a New York, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                          ------------------------------
                                                  Notary Public